FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "***Amendment***") is made and entered into as of March 27, 2024, and shall be effective as of the Closing (defined below), by and among (i) two, a Cayman Islands exempted company (the "***Company***"), (ii) HC Proptech Partners III, LLC, a Delaware limited liability company (the "***Sponsor***"), (iii) Logistic Properties of the Americas, a Cayman Islands exempted company ("***Pubco***"), and (iv) each of the other undersigned individuals (together with the Sponsor and any person or entity who hereafter becomes a party to the Registration Rights Agreement (as defined below) pursuant to Section 5.2 of the Registration Rights Agreement, a "***Holder***" and collectively the "***Holders***"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Registration Rights Agreement (as defined below) (and if such term is not defined in the Registration Rights Agreement, then the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, on March 29, 2021, the Company, two sponsor, a Cayman Islands limited liability company (the "***Original Sponsor***"), and certain other "Holder" parties named therein entered into that certain Registration Rights Agreement (the "***Original Agreement***" and, as amended by this Amendment, the "***Registration Rights Agreement***"), pursuant to which the Company granted certain registration rights to the Original Sponsor and such other "Holder" parties named therein with respect to the Company's securities;

WHEREAS, on August 15, 2023, (i) the Company and (ii) LatAm Logistic Properties S.A., a company incorporated under the laws of Panama (together with its successors, "***LLP***"), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the "***Business Combination Agreement***"), which was later executed by way of a joinder agreement by each of Pubco, Logistic Properties of the Americas Subco, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco ("***SPAC Merger Sub***"), and LPA Panama Group Corp., a company incorporated under the laws of Panama and a wholly-owned subsidiary of Pubco ("***Company Merger Sub***");

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the "***Closing***"), among other matters, (a) SPAC Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity (the "***SPAC Merger***"), and in connection therewith each issued and outstanding security of the Company immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) Company Merger Sub shall merge with and into LLP, with LLP continuing as the surviving entity (the "***Company Merger***" and, together with the SPAC Merger, the "***Mergers***"), and in connection therewith (i) the shares of LLP issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive ordinary shares of Pubco, and (ii) any convertible securities of LLP will be terminated; and (c) as a result of such Mergers, the Company and LLP each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions

set forth in the Business Combination Agreement and in accordance with the provisions of the Cayman Islands Companies Act and other applicable Law;

WHEREAS, in connection with the Closing, Pubco is entering into a Registration Rights Agreement (as amended from time to time in accordance with the terms thereof, the "***LLP Registration Rights Agreement***") pursuant to which Pubco will grant to certain holders of LLP securities certain registration rights with respect to certain of such holders' Registrable Securities as defined therein (the "***LLP Securities***");

WHEREAS, the parties hereto desire to amend the Original Agreement to add Pubco as a party to the Registration Rights Agreement and to revise the terms hereof in order to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of securities to be issued by Pubco thereunder and the LLP Registration Rights Agreement; and

WHEREAS, pursuant to Section 5.8 of the Original Agreement, the Original Agreement may be amended with the written consent of the Company and the holders of at least a majority in interest of the Registrable Securities at the time in question.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of the Pubco as a Party to the Registration Rights Agreement. The parties hereby agree to add Pubco as a party to the Registration Rights Agreement. The parties further agree that, from and after the Closing, all of the rights and obligations of the Company under the Registration Rights Agreement shall be, and hereby are, assigned and delegated to Pubco as if Pubco were the original "Company" party thereto, and any reference in the Registration Rights Agreement to "the Company" will instead refer to the Pubco. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Registration Rights Agreement, including, from and after the Closing, as if it were the original "Company" party thereto.

2. Amendments to Registration Rights Agreement. The parties hereby agree to the following amendments to the Registration Rights Agreement:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Registration Rights Agreement as if they were set forth therein.

(b) The parties hereby agree that the term "***Registrable Security***" shall include any Pubco Ordinary Shares issued by Pubco under the Business Combination Agreement to the security holders of the Company in the SPAC Merger in exchange for their Registrable Securities of the Company, and any other securities of Pubco or any successor entity issued in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities. The parties also agree that any reference in the Registration Rights Agreement to "Ordinary Shares" will instead refer to the Pubco Ordinary Shares and any other securities of Pubco or any

successor entity issued in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities.

(c) The parties hereby agree that the term "***Founder Shares Lock-up Period***" shall mean, with respect to the Founder Shares, the applicable lock-up period in the Insider Letter, as amended.

(d) The parties hereby agree that the term "***Insider Letter***" shall mean that certain letter agreement, dated as of March 29, 2021, as amended on August 15, 2023 and as of the date hereof, and as may be further amended, by and among the Company, HC PropTech Partners III LLC, a Delaware limited liability company, two sponsor, a Cayman Islands limited liability company and each of the Company's officers, directors and director nominees.

(e) The last sentence of Section 2.1.3 of the Registration Rights Agreement is hereby amended as follows:

"All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company after consultation with the Demanding Holders initiating the Demand Registration."

(f) Section 2.1.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advise(s) the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares or other securities, if any, as to which Registration by the Company has been requested pursuant to written contractual piggy-back registration rights held by other security holders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the "***Maximum Number of Securities***"), then the Company shall include in such Registration: (i) first, (a) the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Requesting Holders (if any) and (b) the LLP Securities for the account of any persons or entities who have exercised demand registration rights pursuant to Section 2.1 of the LLP Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing (in each case, all pro rata in accordance with the number of securities that each applicable person or entity has requested be included in such Registration, regardless of the number of securities held by each such person or entity, as long as they do not request to include more securities than they own (such proportion is referred to

herein as "***Pro Rata***")) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which Registration has been requested pursuant to Section 2.2 and the LLP Securities as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the LLP Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Ordinary Shares or other securities for the account of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities. In the event that Company securities that are convertible into Ordinary Shares are included in the offering, the calculations under this subsection 2.1.4 shall include such Company securities on an as-converted to Ordinary Share basis."

(g) The second sentence of Section 2.2.1 of the Registration Rights Agreement is hereby amended as follows:

"The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof."

(h) Subsection 2.2.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration (other than Underwritten Shelf Takedown), in good faith, advise(s) the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Ordinary Shares or other Company securities which the Company desires to sell, taken together with (i) the Ordinary Shares or other Company securities, if any, as to which Registration has been requested pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested under this Section 2.2, and (iii) the Ordinary Shares and other Company securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other security holders of the Company,

exceeds the Maximum Number of Securities, then the Company shall include in any such Registration:

(a) If the Registration is undertaken for the Company's account: (i) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, and the LLP Securities as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the LLP Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares and other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is a "demand" registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the Ordinary Shares or other equity securities for the account of the Demanding Holders and the Requesting Holders (if any) and the LLP Securities for the account of any persons or entities who have exercised demand registration rights pursuant to Section 2.1 of the LLP Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which Registration has been requested pursuant to this Section 2.2 and the LLP Securities as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the LLP Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities that can be sold without exceeding the Maximum Number of Securities;

(c) If the Registration is a "demand" registration undertaken at the demand of holders of LLP Securities pursuant to Section 2.1 of the LLP Registration Rights Agreement: (i) first, the LLP Securities for the account of the demanding holders and the

Registrable Securities for the account of Demanding Holders and Requesting Holders (if any) who have exercised demand registration rights pursuant to Section 2.1 during the period under which the demand registration under the LLP Registration Rights Agreement is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which Registration has been requested pursuant to this Section 2.2 and the LLP Securities as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the LLP Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities that can be sold without exceeding the Maximum Number of Securities; and

(d) If the Registration is a "demand" registration undertaken at the demand of persons or entities other than either Demanding Holders under Section 2.1 or the holders of LLP Securities exercising demand registration rights under the LLP Registration Rights Agreement: (i) first, the Ordinary Shares or other equity securities for the account of the demanding persons or entities that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders as to which Registration has been requested pursuant to this Section 2.2 and the LLP Securities as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the LLP Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities that can be sold without exceeding the Maximum Number of Securities.

In the event that Company securities that are convertible into Ordinary Shares are included in the offering, the calculations under this subsection 2.2.2 shall include such Company securities on an as-converted to Ordinary Share basis. Notwithstanding anything to the

contrary above, to the extent that the Registration of a Holder's Registrable Securities would prevent the Company or the demanding shareholders from effecting such Registration and offering, such Holder shall not be permitted to exercise Piggyback Registration rights with respect to such Registration and offering."

(i) Subsection 2.3.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"2.3.1 The Company shall use commercially reasonable efforts to, as soon as practicable, but in no event later than sixty (60) calendar days after the Closing Date, prepare and file or cause to be prepared and filed with the Commission, a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 on the terms and conditions specified in this subsection 2.3.1. The Registration Statement filed pursuant to this subsection 2.3.1 shall be a shelf registration statement on Form F-3 or similar short form registration statement that may be available at such time ("***Form F-3***"), or if the Company is ineligible to use Form F-3, on Form F-1 (a "***Shelf***") or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement and shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested prior to effectiveness by, the Holders. The Company shall use its commercially reasonable efforts to cause such Registration on a Shelf to remain effective with respect to the Registrable Securities and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. The Company shall maintain each Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Shelf. In the event the Company files a Shelf on Form F-1, the Company shall use its commercially reasonable efforts to convert the Form F-1 to a Form F-3 as soon as practicable after the Company is eligible to use Form F-3."

(j) Subsection 2.3.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"2.3.3 At any time and from time to time after a Shelf has been declared effective by the Commission, the Sponsor (being in such case, a "***Takedown Demanding Holder***") may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an "***Underwritten Shelf Takedown***"); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected

to exceed, in the aggregate, $10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least 48 hours prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any other holder (each a "***Takedown Requesting Holder***") at least 24 hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such holder (including to those set forth herein). The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Company after consultation with the Takedown Demanding Holder and the Takedown Requesting Holders (if any). For purposes of clarity, any Registration effected pursuant to this subsection 2.3.3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof."

(k) Subsection 2.3.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"2.3.4 If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise(s) the Company, the Takedown Demanding Holder and the Takedown Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Takedown Demanding Holder and the Takedown Requesting Holders (if any) desire to sell, taken together with all other Pubco Ordinary Shares or other equity securities that the Company desires to sell and all other Pubco Ordinary Shares or other equity securities, if any, as to which Registration has been requested pursuant to separate written contractual arrangements with persons or entities, exceeds the Maximum Number of Securities, then the number of Pubco Ordinary Shares or other securities to be registered for each selling shareholder named in such Underwritten Shelf Takedown shall be reduced pro rata among all such selling shareholder."

(l) Subsection 2.3.5 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"2.3.5 The Takedown Demanding Holder and the Takedown Requesting Holders (if any) shall have the right to withdraw from an Underwritten Shelf Takedown for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Underwritten Shelf Takedown prior to the public announcement of such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to a withdrawal under this subsection 2.3.5."

(m) The last sentence of Section 2.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to effect or permit any Registration or cause any Registration Statement to become effective, with respect to any Registrable Securities held by any Holder until after the expiration of 18 months following the Closing Date."

(n) Section 3.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"General Procedures. If at any time on or after the date the Company consummates an initial Business Combination the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:"

(o) Subsection 3.1.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold"

(p) Subsection 3.1.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;"

(q) Subsection 3.1.7 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;"

(r) Subsection 3.1.15 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"3.1.15if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary "road show" presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and"

(s) The penultimate sentence of Section 5.1 of the Registration Rights Agreement is hereby amended as follows:

"Any notice or communication under this Agreement must be addressed, if to the Company, to: Logistic Properties of the Americas, Plaza Tempo, Edificio B, Oficina B1, Piso 2, San Rafael de Escazú, San José, Costa Rica, Attn: Esteban Saldarriaga; Annette Fernandez, Telephone No: +1 631-507-9143; +506-6475-0264, E-mail: esteban@latamlp.com; annette@latamlp.com, with copy to: Baker & McKenzie LLP, 452 Fifth Avenue, New York, NY 10018 Attention: Michael Fitzgerald, Esq. and Steven Canner, Esq. and, if to any Holder, at such Holder's address or contact information as set forth in the Company's books and records."

(t) Section 5.12 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

"5.12 Other Registration Rights. The Company represents and warrants that no person or entity, other than the holders of (i) Registrable Securities, (ii) LLP Securities and (iii) securities registrable pursuant to the subscription agreement, dated February 16, 2024, entered into by and between SPAC and the subscriber identified therein as "Subscriber" (the "***Subscription Agreement***"), has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person or entity. The Company and the Holders hereby acknowledge that the Company has granted resale registration rights to certain holders of securities registerable pursuant to the Subscription Agreement, and that nothing herein shall restrict the ability of the Company to fulfill its resale registration obligations under the Subscription Agreement."

3. Acknowledgement of Other Registration Rights Agreement. The parties hereby acknowledge and agree that in connection with the Business Combination Agreement, Pubco has entered into the LLP Registration Rights Agreement with respect to the LLP Securities and has

granted registration rights to investors pursuant to subscription agreements entered into by such investors and the Company, LLP and/or Pubco in connection with the transactions contemplated by the Business Combination Agreement, and consent to the foregoing.

4. Effectiveness. This Amendment shall become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

5. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Registration Rights Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Registration Rights Agreement, as amended by this Amendment (or as the Registration Rights Agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including Section 5.6 thereof.

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this First Amendment to Registration Rights Agreement as of the date first above written.

The Company:

two

By: Thomas D. Hennessy
Name: Thomas D. Hennessy
Title: Chief Executive Officer

Sponsor:

HC Proptech Partners III, LLC

By: Thomas D. Hennessy
Name: Thomas D. Hennessy
Title: Authorized Signatory

Pubco:

Logistic Properties of the Americas

By: DocuSigned by: Esteban Saldarriaga
Name: Esteban Saldarriaga
Title: Chief Executive Officer

Holders

two sponsor

By: A-Star Investments, LLC, its sole member

By: DocuSigned by: Troy Steckenrider
Name: Troy Steckenrider
Title: Managing Member

Thomas D. Hennessy

Thomas D. Hennessy

____